UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
July 23, 2012

Affinity Mediaworks Corporation

Nevada
(State or Other Jurisdiction of Incorporation)

333-150548	75-3265854
(Commission File Number)	(IRS Employer Identification No.)

5460 Lake Road, Tully, NY 13159
(Address of Principal Executive Offices) (Zip Code)

(315) 727-5788
(Registrant's Telephone Number, Including Area Code)

455 Route 306, Suite M, #2922

Monsey, NY 10952

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe,"

"estimate," "plan," "intend" and "expect" and similar expressions as they relate to Affinity Mediaworks Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected changes in market conditions, volatility in the commodities markets, and the ability to successfully reach agreement on acquisition terms. Except as required by the Federal Securities laws, the Company does not undertake any obligation to release publicly, any revisions to any forward-looking statements.

Item 5.01      Change of Control

On July 23, 2012, Cortland Communications, LLC (“Cortland”), a Utah limited liability company whose Managing Member is Mark T. Gleason, entered into an agreement (the “Agreement”) with Affinity Mediaworks Corporation, a Nevada corporation, (the “Company” or “AFFW”).

Under the terms of the Agreement, Cortland has agreed to purchase a control block consisting of approximately seventy-nine and forty-six one hundredths percent (79.46%) of the outstanding common shares of the Company (the “Control Block”). In consideration for the Control Block, Cortland agreed to pay the Company $75,000.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Directors

Mr. Scott Cramer resigned as the sole director of our Company, effective as of the Closing Date. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Officers

Mr. Scott Cramer resigned from his position as our President, Chief Executive Officer, Secretary and Sole Officer effective as of the Closing Date. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Directors and Officers

Mark T. Gleason was appointed as our Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and sole Director on the Closing Date. The experience and business background description of each director and officer is as follows:

Mark T. Gleason, age 56, Director, CEO, CFO and Secretary of the Company.

Mark T. Gleason is a graduate of Auburn Community College with an Associate’s Degree in Political Science. He was formerly

President of MTG Communications, Inc.

Item 3.02 Unregistered Sales of Equity Securities.

Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, on the Closing Date we purchased an aggregate of Twenty-four Million (24,000,000) shares of Common Stock; 10 million in the name of Yulia Nesterchuk, 7 million in the name of Phillip E. Brooks and 7 million in the name if Robert Thast.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIAWORKS CORP.

Date: July 30, 2012 By: /s/ Mark T. Gleason ------------------------------ Mark T. Gleason, CEO, CFO Secretary, Director

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